                                                                 Exhibit (h)(17)

                                     FORM OF
                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT

                                 BY AND BETWEEN

                          ING PILGRIM INVESTMENTS, LLC,
                          AELTUS INVESTMENT MANAGEMENT
                                       AND
                              PILGRIM EQUITY TRUST

                            OPERATING EXPENSE LIMITS

                        EFFECTIVE AS OF FEBRUARY 26, 2002


This Agreement relates to the following Funds:

                                            GUARANTY            MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                             MATURITY DATE       (AS A PERCENTAGE OF AVERAGE NET ASSETS)*
------------                             -------------       ----------------------------------------
                                                             Class A     Class B    Class C   Class Q
                                                             -------     -------    -------   -------
Pilgrim Principal Protection Fund        October 11, 2006     1.75%      2.50%      2.50%     1.75%
Pilgrim Principal Protection Fund II**   January 31, 2007     1.75%      2.50%      2.50%     1.75%
ING Principal Protection Fund III***     June 5, 2007         1.75%      2.50%      2.50%     1.75%

Approved by the Board of Trustees on May 9, 2001 for Pilgrim Principal Protection Fund; on November 2, 2001 for Pilgrim Principal Protection Fund II; and on February 26, 2002 for ING Principal Protection Fund III.

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*        Effective through to the Guarantee Maturity Date, thereafter this limit is subject to change if the Agreement is extended as contemplated in paragraph 4 and 5.4.

** This Amended and Restated Expense Limitation Agreement is effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund: November 5, 2001.

*** This Amended Schedule A will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.